UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2012

EXACTECH, INC.

(Exact Name of Registrant as Specified in Its Charter)
Florida	0-28240	59-2603930
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2320 NW 66th Court Gainesville, Florida 32653
(Address of Principal Executive Office)

Registrant's telephone number, including area code (352) 377-1140

(Former Name or Former Address, if Changed Since Last Report)

__________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Item 1.02 Termination of a Material Definitive Agreement.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 7, 2012, Exactech, Inc., a Florida corporation (the "Company"), entered into an employment agreement, effective as of January 1, 2012 (the "Agreement"), with William Petty, M.D., the Company's Chief Executive Officer and Chairman of the Board of Directors. Among other things, the Agreement replaces Dr. Petty's previous employment agreement with the Company, dated as of March 31, 2008, as amended, which expired on October 31, 2011.

Pursuant to the Agreement, Dr. Petty will continue to serve as the Company's Chief Executive Officer for a term commencing as of January 1, 2012 and ending on December 31, 2013 (the "Initial Term"). Additionally, subject to the guidelines set forth by the Company's Board of Directors (including the applicable committees thereof, the "Board"), the Company has agreed to nominate Dr. Petty for election to the Board as Chairman thereof at the Company's 2012 annual meeting of shareholders for a term expiring on the date of the Company's 2015 annual meeting of shareholders.

Commencing on January 1, 2014, the Company has agreed to employ Dr. Petty in another mutually agreeable executive position until December 31, 2017 (the "Subsequent Term"); provided, that Dr. Petty may elect to be employed in such other mutually agreeable executive position at any time during the Initial Term.

Pursuant to the Agreement, Dr. Petty will receive a base salary of $600,000 per annum ("Base Salary") during the Initial term, subject to such increases as may be determined in the sole discretion of the Board. For the year ended December 31, 2011, Dr. Petty was entitled to receive an annual bonus equal to an aggregate of 50% of Base Salary in cash plus 100% of Base Salary in an equity award, together with such other amounts at the sole discretion of the Board. For the years ending December 31, 2012 and 2013, Dr. Petty will be eligible to receive a cash bonus of not less than 50% of Base Salary and an equity award of not less than 100% of Base Salary, subject to allocation percentages and the achievement of certain financial targets set forth in the Management Performance Plan approved by the Compensation Committee of the Board of Directors. Dr. Petty is also entitled to receive annual bonuses and/or equity awards in accordance with the Company's management performance plan or such other incentive plans as may be adopted by the Company from time to time.

For the Subsequent Term, Dr. Petty's compensation will be no less than 70% of the average total base salary and incentive compensation paid to him during his then most recently-completed two years as the Company's Chief Executive Officer. In addition to his compensation described above, Dr. Petty will continue to, and shall be entitled to, receive royalties ("Royalties") in the amount equal to 0.5% of the Company's domestic sales of the Optetrak™ knee product and 0.25% of the Company's international sales of the Optetrak™ knee product, subject to maximum aggregate royalties of $150,000 per annum.

Dr. Petty will be entitled to customary expense reimbursement, and he will be eligible to participate in and receive such other benefits as are generally available to other executive officers of the Company.

If the Company terminates Dr. Petty's employment for cause, then he will be entitled only to payment of his Base Salary accrued through the effective date of termination, together with reimbursement for reasonable business expenses incurred prior to such date. Notwithstanding any such termination, Dr. Petty shall continue to receive Royalties. If the Company terminates Dr. Petty's employment without cause, or he terminates his employment for good reason, then the Company must (i) pay to Dr. Petty any unpaid Base Salary and bonuses accrued through the date of such termination, (ii) continue to pay Dr. Petty the Base Salary he was receiving at the date of termination for the period of time remaining in the Initial Term or the Subsequent Term, as applicable, subject to a minimum of twenty-four (24) months (such applicable period, the "Benefits Extension Period"), together with annual cash bonuses for the Benefits Extension Period, (iii) provide to Dr. Petty and his dependents during the Benefits Extension Period the insurance benefits to which they were entitled immediately prior to termination, (iv) provide to Dr. Petty during the Benefits Extension Period the retirement benefits he was receiving immediately prior to termination and (v) continue to pay Royalties in accordance with the Agreement.

If there is a change in control (as defined in the Agreement) of the Company during the employment term and:

    there is Executive Transactional Support, and Dr. Petty's employment is terminated by the Company (or its successor) without cause or by Dr. Petty for good reason on or prior to the one-year anniversary of the change in control; or

    there is no Executive Transactional Support, and either (x) Dr. Petty's employment is terminated by Dr. Petty or the Company (or its successor) for any reason within 30 days following the change of control or (y) Dr. Petty's employment is terminated by the Company (or its successor) without cause or by Dr. Petty for good reason on or prior to the one-year anniversary of the change in control, then Dr. Petty would receive substantially the same benefits described above in the event of the Company's termination of Dr. Petty's employment without cause or by Dr. Petty for good reason.

"Executive Transactional Support" means, with respect to any change in control, that Dr. Petty (i) voted as a director of the Company in favor the transaction (or series of transactions) in respect of such change in control (the "Subject Transaction"), or (ii) voted any voting equity securities of the Company, including, without limitation, shares of the Company's common stock beneficially owned by him in favor of the Subject Transaction.

Dr. Petty's receipt of compensation and benefits during the Benefits Extension Period following the termination of Dr. Petty's employment by the Company without cause, by Dr. Petty for good reason, or following a change in control is conditioned upon Dr. Petty's execution and delivery to the Company of a release of claims and his compliance with, among other covenants, the non-competition, nondisclosure and nonsolicitation covenants contained in the Agreement.

The foregoing description of the Agreement is only a summary and is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.
Exhibit Number	Description
10.1	Employment Agreement, dated March 7, 2012, between Exactech, Inc. and Dr. William Petty.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXACTECH, INC.

Date:	March 13, 2012	By:	/s/ Joel C. Phillips
Joel C. Phillips
Chief Financial Officer

EXHIBIT INDEX
Exhibit Number	Description
10.1	Employment Agreement, dated March 7, 2012, between Exactech, Inc. and Dr. William Petty.